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FOR IMMEDIATE RELEASE

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jeff Henriksen + 1 (202) 295-4388 jhenriksen@cogentco.com	John Chang + 1 (202) 295-4212 investor.relations@cogentco.com

COGENT COMMUNICATIONS REPORTS THIRD QUARTER 2007 RESULTS

[WASHINGTON, D.C. November 7, 2007] Cogent Communications Group, Inc. (NASDAQ: CCOI) today announced net service revenue of $47.0 million for the three months ended September 30, 2007, an increase of 23.8% over $38.0 million for the three months ended September 30, 2006. On-net revenue was $37.6 million for the three months ended September 30, 2007, an increase of 37.1% over $27.5 million for the three months ended September 30, 2006. On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. Off-net revenue was $7.8 million for the three months ended September 30, 2007, a decrease of 6.5% from $8.3 million for the three months ended September 30, 2006. Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Non-core revenue was $1.6 million for the three months ended September 30, 2007, a decrease of 28.6% from $2.2 million for the three months ended September 30, 2006. Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

Gross profit, excluding equity-based compensation expense, increased 30.4% from $18.6 million for the three months ended September 30, 2006 to $24.3 million for the three months ended September 30, 2007. Gross profit margin, excluding equity-based compensation expense, increased from 49.0% for the three months ended September 30, 2006 to 51.6% for the three months ended September 30, 2007.

Earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted, was $11.7 million for the three months ended September 30, 2007, an increase of 71.4%, over $6.9 million for the three months ended September 30, 2006. EBITDA, as adjusted, margin increased from 18.1% for the three months ended September 30, 2006 to 25.0% for the three months ended September 30, 2007.

Basic and diluted net loss applicable to common stock was $(0.12) per share for the three months ended September 30, 2007 compared to $(0.24) per share for the three months ended September 30, 2006. Weighted average common shares outstanding – basic and diluted — were 47.1 million for the three months ended September 30, 2007 as compared to 48.5 million for the three months ended September 30, 2006.

Total customer connections were 14,383 as of September 30, 2007 compared to 11,372 as of September 30, 2006, an increase of 26.5%. On-net customer connections were 10,501 as of September 30, 2007 compared to 6,919 as of September 30, 2006, an increase of 51.8%. Off-net customer connections were 3,021 as of September 30, 2007 compared to 3,356 as of September 30, 2006, a decrease of 10.0%. Non-core customer connections were 861 as of September 30, 2007 compared to 1,097 as of September 30, 2006, a decrease of 21.5%.

The number of on-net buildings was 1,189 as of September 30, 2007 as compared to 1,094 as of September 30, 2006.

OUTLOOK – FOURTH QUARTER 2007 ESTIMATES

•	Cogent estimates net service revenue for the fourth quarter of 2007 to be between $49.0 million and $50.0 million.

•	Cogent estimates EBITDA, as adjusted, for the fourth quarter of 2007 to be between $13.0 million and $14.0 million.

•	Cogent estimates its net loss per basic and diluted common share for the fourth quarter of 2007 to be between $(0.17) and $(0.22). Cogent’s guidance includes the expected $3.5 million to $4.0 million impact of estimated non-cash equity-based compensation expense and assumes approximately 47.0 million weighted average common shares outstanding.

OUTLOOK — FULL YEAR 2007 ESTIMATES

•	Cogent is refining and updating the following previously released fiscal year 2007 estimates:

•	Net service revenue for fiscal year 2007 is expected to be between $184.5 million and $185.5 million updated from its previously released guidance of between $180.0 million and $190.0 million.

•	On-net revenues are expected to increase from fiscal year 2006 to fiscal year 2007 by 38% to 40% updated from its previously released guidance of between 35% and 40%.

•	EBITDA, as adjusted, for fiscal year 2007 is expected to be between $46.0 million and $47.0 million updated from its previously released guidance of between $45.0 million and $50.0 million.

•	Net loss per basic and diluted common share for fiscal year 2007 is expected to be between $(0.65) and $(0.75) updated from its previously released guidance of between $(0.65) and $(0.85). Cogent’s net loss per basic and diluted common share estimates assume approximately 47.7 million weighted average common shares outstanding.

OUTLOOK — FULL YEAR 2008 ESTIMATES

•	Cogent estimates net service revenue for fiscal 2008 to be between $225.0 million and $235.0 million.

•	Cogent estimates that its on-net revenues will increase from 30% to 33% from fiscal year 2007 to fiscal year 2008.

•	Cogent estimates EBITDA, as adjusted, for fiscal 2008 to be between $75.0 million and $80.0 million.

•	Cogent estimates its net loss per basic and diluted common share for fiscal 2008 to be between $(0.15) and $(0.30). Cogent’s 2008 net loss per basic and diluted common share guidance includes $14.5 million to $15.5 million of non-cash equity based compensation expense and assumes 47.0 million weighted average common shares outstanding. Cogent’s net loss per basic and diluted common share also assumes the expected adoption of FASB Staff Position APB 14-a “Accounting for Convertible Debt Instruments That May Be Settled in Cash Upon Conversion (Including Partial Cash Settlement)”. The expected adoption of FASB Staff Position APB 14-a, as proposed, will likely result in an increase to the discount on Cogent’s convertible senior notes and a corresponding increase to additional paid-in capital. This required accounting change is expected to result in an additional $9.0 million of non-cash interest expense for fiscal 2008. The expected adoption date of FASB Staff Position APB 14-a is January 1, 2008. The adoption of FASB Staff Position APB 14-a, as proposed, is expected to also require a retroactive restatement of the 2007 operating results with an increase of approximately $5.0 million to Cogent’s 2007 reported non-cash interest expense.

CONFERENCE CALL AND WEB SITE INFORMATION

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on November 7, 2007 to discuss Cogent’s operating results for the third quarter of 2007 and Cogent’s expectations for the fourth quarter of 2007, fiscal year 2007 and fiscal year 2008. Investors and other interested parties may access a live audio webcast of the earnings call under “Events” at the Investor Relations section of Cogent’s website at http://www.cogentco.com/htdocs/events.php. A replay of the web cast, together with the press release, will be available on the website following the earnings call.

ABOUT COGENT COMMUNICATIONS

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high speed Internet access and point-to-point transport services. Cogent’s facilities-based, all-optical IP network backbone spans over 20 countries and provides IP services in over 100 markets located in North America and Europe.

Cogent Communications is headquartered at 1015 31st Street, NW, Washington, D.C. 20007. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
Summary of Financial and Operational Results

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007
METRIC ($ IN 000’S, EXCEPT SHARE AND PER SHARE DATA) — UNAUDITED
ON-NET REVENUE	$22,693	$25,142	$27,465	$29,976	$33,153	$35,295	$37,646
% Change from previous Qtr.	8.1%	10.8%	9.2%	9.1%	10.6%	6.5%	6.7%
OFF-NET REVENUE	$9,114	$8,583	$8,296	$8,422	$8,460	$7,938	$7,757
% Change from previous Qtr.	-5.3%	-5.8%	-3.3%	1.5%	0.5%	-6.2%	-2.3%
NON-CORE REVENUE (1)	$2,640	$2,430	$2,193	$2,117	$2,008	$1,875	$1,566
% Change from previous Qtr.	1.4%	-8.0%	-9.7%	-3.5%	-5.1%	-6.6%	-16.5%
NET SERVICE REVENUE — TOTAL	$34,447	$36,155	$37,954	$40,515	$43,621	$45,108	$46,969
% Change from previous Qtr.	3.7%	5.0%	5.0%	6.7%	7.7%	3.4%	4.1%
NETWORK OPERATIONS EXPENSES (2)	$20,337	$20,076	$19,353	$20,340	$21,015	$21,428	$22,710
% Change from previous Qtr.	1.9%	-1.3%	-3.6%	5.1%	3.3%	2.0%	6.0%
GROSS PROFIT (2)	$14,110	$16,079	$18,601	$20,175	$22,606	$23,680	$24,259
% Change from previous Qtr.	6.4%	14.0%	15.7%	8.5%	12.0%	4.8%	2.4%
GROSS PROFIT MARGIN (2)	41.0%	44.5%	49.0%	49.8%	51.8%	52.5%	51.6%
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (3)	$10,785	$11,594	$11,749	$12,465	$12,562	$12,625	$12,512
% Change from previous Qtr.	0.1%	7.5%	1.3%	6.1%	0.8%	0.5%	- 0.9%
DEPRECIATION AND AMORTIZATION EXPENSES	$14,144	$14,658	$14,878	$14,735	$15,907	$16,332	$16,627
% Change from previous Qtr.	-15.3%	3.6%	1.5%	-1.0%	8.0%	2.7%	1.8%
EQUITY-BASED COMPENSATION EXPENSE	$3,499	$3,372	$2,619	$1,019	$1,619	$2,466	$3,061
% Change from previous Qtr.	-7.2%	-3.6%	-22.3%	-61.1%	58.9%	52.3%	24.1%
NET LOSS	$(16,441)	$(15,491)	$(11,854)	$(9,971)	$(9,404)	$(9,192)	$(5,423)
% Change from previous Qtr.	19.0%	5.8%	23.5%	15.9%	5.7%	2.3%	41.0%
BASIC AND DILUTED NET LOSS PER COMMON SHARE	$(0.38)	$(0.34)	$(0.24)	$(0.21)	$(0.19)	$(0.19)	$(0.12)
% Change from previous Qtr.	19.1%	10.5%	29.4%	12.5%	9.5%	0.0%	36.8%
WEIGHTED AVERAGE COMMON SHARES – BASIC AND DILUTED	43,841,837	45,099,826	48,463,130	48,510,716	48,655,385	48,378,853	47,073,070
% Change from previous Qtr.	0.5%	2.9%	7.5%	0.1%	0.3%	-0.6%	-2.7%
EBITDA, AS ADJUSTED (4)	$3,325	$4,485	$6,852	$7,964	$10,057	$11,055	$11,747
% Change from previous Qtr.	34.0%	34.9%	52.8%	16.2%	26.3%	9.9%	6.3%
EBITDA, AS ADJUSTED MARGIN (4)	9.7%	12.4%	18.1%	19.7%	23.1%	24.5%	25.0%
CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	$(1,591)	$4,918	$1,498	$460	$13,627	$10,286	$11,256
% Change from previous Qtr.	41.9%	409.1%	-69.5%	-69.3%	2,862.4%	-24.5%	9.4%
CAPITAL EXPENDITURES	$4,662	$7,097	$6,138	$3,585	$7,580	$9,548	$8,977
% Change from previous Qtr.	-10.2%	52.2%	-13.5%	-41.6%	111.4%	26.0%	-6.0%
CUSTOMER CONNECTIONS – END OF PERIOD
On-Net	5,267	6,051	6,919	7,778	8,565	9,773	10,501
% Change from previous Qtr.	13.1%	14.9%	14.3%	12.4%	10.1%	14.1%	7.4%
Off-Net	3,614	3,461	3,356	3,528	3,433	3,128	3,021
% Change from previous Qtr.	-10.3%	-4.2%	-3.0%	5.1%	-2.7%	-8.9%	-3.4%
Non Core	1,185	1,129	1,097	1,009	941	885	861
% Change from previous Qtr.	-9.1%	-4.7%	-2.8%	-8.0%	-6.7%	-6.0%	-2.7%
Total	10,066	10,641	11,372	12,315	12,939	13,786	14,383
% Change from previous Qtr.	0.8%	5.7%	6.9%	8.3%	5.1%	6.5%	4.3%
OTHER – END OF PERIOD
Buildings On-Net	1,053	1,076	1,094	1,107	1,129	1,159	1,189
Employees	334	337	361	372	372	394	421

(1) Consists of legacy services of companies whose assets or businesses were acquired by Cogent, including voice services (only provided in Toronto, Canada), point-to-point private line services and managed modem services.
(2) Excludes equity-based compensation expense of $105, $101, $79, $31, $49, $74 and $61 in the three months ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007, respectively.
(3) Excludes equity-based compensation expense of $3,394, $3,271, $2,540, $988, $1,570, $2,392 and $3,000 in the three months ended March 31, 2006, June 30, 2006, September 30, 2006, December 31, 2006, March 31, 2007, June 30, 2007 and September 30, 2007, respectively.
(4) See schedule of non-GAAP metrics below for definition and reconciliation to GAAP measures. EBITDA, as adjusted, includes net gains from the disposition of assets of $27, $254 and $13 in the three months ended March 31, 2006, December 31, 2006 and March 31, 2007, respectively. EBITDA, as adjusted, excludes gains on lease restructurings of $255, $154 and $2,110 for the three months ended September 30, 2006, March 31, 2007 and September 30, 2007, respectively.

SCHEDULE OF NON-GAAP MEASURES — EBITDA AND EBITDA, AS ADJUSTED

EBITDA represents net (loss) income before income taxes, net interest expense, depreciation and amortization. Management believes the most directly comparable measure to EBITDA calculated in accordance with GAAP is cash flows (used in) provided by operating activities.

EBITDA, as adjusted, represents EBITDA less gains on lease restructurings. The Company has excluded these gains because they relate to its capital structure. The Company believes EBITDA, as adjusted, is a useful measure of its ability to service debt, fund capital expenditures, expand its business and make bonus determinations for its employees. EBITDA, as adjusted, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. The Company also believes that EBITDA is a frequently used measure by securities analysts, investors, and other interested parties in their evaluation of issuers.

EBITDA and EBITDA, as adjusted, are not recognized terms under generally accepted accounting principles in the United States, or GAAP, and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, EBITDA is not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of EBITDA and EBITDA, as adjusted, may also differ from the calculation of EBITDA and EBITDA, as adjusted, by its competitors and other companies and as such, its utility as a comparative measure is limited.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES

EBITDA and EBITDA, as adjusted, are reconciled to cash flows (used in) provided by operating activities in the table below.

	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007	2007	2008
								Midpoint	Midpoint	Midpoint
								Estimated	Estimated	Estimated
($ IN 000’S) – UNAUDITED
Cash flows (used in) provided by operating activities	$(1,591)	$4,918	$1,498	$460	$13,627	$10,286	$11,256	$11,500	$44,000	$75,000
Changes in operating assets and liabilities	3,261	(1,854)	4,489	5,710	(4,947)	(144)	590	2,000	—	1,500
Cash interest expense (income)	1,628	1,421	865	1,540	1,364	913	(99)	—	2,500	1,000
Gains on lease restructurings and asset sales, net	27	—	255	254	167	—	2,110	—	2,200	—
EBITDA, including gains	$3,325	$4,485	$7,107	$7,964	$10,211	$11,055	$13,857	$13,500	$48,700	$77,500

Gains on lease restructurings	—	—	(255)	—	(154)	—	(2,110)	—	(2,200)	—
EBITDA, as adjusted	$3,325	$4,485	$6,852	$7,964	$10,057	$11,055	$11,747	$13,500	$46,500	$77,500

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2006 AND SEPTEMBER 30, 2007
(IN THOUSANDS, EXCEPT SHARE DATA)

	December 31,	September 30,
	2006	2007
		(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$42,642	$180,241
Short term investments — restricted	80	650
Accounts receivable, net of allowance for doubtful accounts of $1,233 and $1,145, respectively	20,053	22,528
Prepaid expenses and other current assets	5,339	5,875

Total current assets	68,114	209,294
Property and equipment, net	263,268	250,885
Intangible assets, net	1,150	305
Deposits and other assets ($1,118 and $468 restricted, respectively)	4,344	3,808

Total assets	$336,876	$464,292

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$9,096	$13,515
Accrued liabilities	12,614	15,431
Convertible subordinated notes, net of discount of $1,213	8,978	—
Current maturities, capital lease obligations	6,027	7,271

Total current liabilities	36,715	36,217
Convertible senior notes, net of discount of $4,291 due June 2027	—	195,709
Capital lease obligations, net of current maturities	82,019	83,591
Other long term liabilities	2,510	1,636

Total liabilities	121,244	317,153

Commitments and contingencies:
Stockholders’ equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 48,928,108 and 48,177,863 shares issued and outstanding , respectively	49	48
Additional paid-in capital	478,140	432,322
Stock purchase warrants	764	764
Accumulated other comprehensive income—foreign currency translation adjustment	1,638	2,983
Accumulated deficit	(264,959)	(288,978)

Total stockholders’ equity	215,632	147,139

Total liabilities and stockholders’ equity	$336,876	$464,292

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2007
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Three Months	Three Months
	Ended	Ended
	September 30, 2006	September 30, 2007
	(Unaudited)	(Unaudited)
Net service revenue	$37,954	$46,969
Operating expenses:
Network operations (including $79 and $61 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	19,432	22,771
Selling, general, and administrative (including $2,540 and $3,000 of equity-based compensation expense, respectively, and $855 and $515 of bad debt expense, net of recoveries, respectively)	14,289	15,512
Depreciation and amortization	14,878	16,627

Total operating expenses	48,599	54,910

Operating loss	(10,645)	(7,941)
Gains — lease restructurings and settlements	255	2,110
Interest income and other, net	1,288	2,906
Interest expense	(2,752)	(2,498)
Net loss	$(11,854)	$(5,423)

Net loss per common share:
Basic and diluted net loss per common share	$(0.24)	$(0.12)

Weighted-average common shares—basic and diluted	48,463,130	47,073,070

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2007
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2006	September 30, 2007
	(Unaudited)	(Unaudited)
Net service revenue	$108,556	$135,698
Operating expenses:
Network operations (including $285 and $143 of equity-based compensation expense, respectively, exclusive of amounts shown separately)	60,051	65,296
Selling, general, and administrative (including $9,205 and $7,003 of equity-based compensation expense, respectively, and $2,001 and $1,421 of bad debt expense, net of recoveries, respectively)	43,333	44,702
Depreciation and amortization	43,679	48,865

Total operating expenses	147,063	158,863

Operating loss	(38,507)	(23,165)
Gains — lease restructurings and settlements	255	2,110
Interest income and other, net	2,471	4,788
Interest expense	(8,005)	(7,752)
Net loss	$(43,786)	$(24,019)

Net loss per common share:
Basic and diluted net loss per common share	$(0.96)	$(0.50)

Weighted-average common shares—basic and diluted	45,705,013	48,069,477

COGENT COMMUNICATIONS GROUP, INC., AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2006 AND SEPTEMBER 30, 2007
(IN THOUSANDS)

	Nine Months	Nine Months
	Ended	Ended
	September 30, 2006	September 30, 2007
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net cash provided by operating activities	$4,825	$35,169

Cash flows from investing activities:
Purchases of property and equipment	(17,941)	(26,105)
Maturities (purchases) of short term investments	1,203	(570)
Proceeds from dispositions of assets	93	14

Net cash used in investing activities	(16,645)	(26,661)

Cash flows from financing activities:
Proceeds from issuance of common stock, net	36,481	—
Proceeds from issuance of senior convertible notes, net	—	195,500
Senior convertible notes issuance costs	—	(353)
Repayment of convertible notes	—	(10,187)
Purchase of common stock	—	(51,894)
Proceeds from exercises of stock options	147	1,054
Repayments of capital lease obligations	(6,105)	(5,454)

Net cash provided by financing activities	30,523	128,666

Effect of exchange rate changes on cash	428	425

Net increase in cash and cash equivalents	19,131	137,599
Cash and cash equivalents, beginning of period	29,883	42,642
Cash and cash equivalents, end of period	$49,014	$180,241

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences. Some of the factors and risks associated with our business are discussed in Cogent’s filings with the Securities and Exchange Commission.

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